Exhibit 99.1

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FOR IMMEDIATE RELEASE	Page 1 of 4

CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND
FULL YEAR 2008 EARNINGS
     Houston, TX — February 25, 2009 — CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $87 million, or $0.25 per diluted share, for the fourth quarter of 2008 compared to $108 million, or $0.32 per diluted share, for the same period of 2007.
     Net income for the year 2008 was $447 million, or $1.30 per diluted share, compared to $399 million, or $1.17 per diluted share, for 2007.
     “I am pleased with the overall financial results that we are reporting today,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our interstate pipelines and field services businesses turned in record performances, and our electric and natural gas utilities reported solid results. Although we expect 2009 to be a more challenging year, we continue to benefit from the stability of our regulated utility operations and from the high levels of activity in a number of the producing areas served by our pipelines and field services businesses.”
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $88 million for the fourth quarter of 2008, consisting of $55 million from the regulated electric transmission & distribution utility operations (TDU) and $33 million related to transition bonds. Operating income for the fourth quarter of 2007 was $104 million, consisting of $65 million from the TDU, $29 million related to transition bonds, and $10 million from the competition transition charge (CTC). In February 2008, the company monetized the remaining true-up balance resulting in the discontinuance of the CTC. Operating income for the TDU declined primarily due to higher transmission costs billed to the company from other transmission providers.
     Operating income for the year 2008 was $545 million, consisting of $407 million from the TDU, $133 million related to transition bonds, and $5 million from the CTC. Operating income for 2007 was $561 million, consisting of $400 million from the TDU, $119 million related to transition bonds, and $42 million from the CTC. Operating income for the TDU increased as a result of customer growth of nearly 31,000 customers since December 2007, increased usage, in part due to favorable weather, proceeds from a land sale, and a refund of prior years’ state franchise taxes. These positive impacts were partially offset by higher transmission costs and other operating expenses, and the impacts from Hurricane Ike. Operating income for 2007 included a $17 million favorable settlement related to the final fuel reconciliation of the formerly integrated electric utility. As a result of revisions to the Texas State Franchise Tax Law, the Texas margin tax, which was reported as operating expense prior to 2008, is now being reported as income tax and does not impact operating income.
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Natural Gas Distribution
     The natural gas distribution segment reported operating income of $96 million for the fourth quarter of 2008 compared to $89 million for the same period of 2007. Operating income benefited from continued customer growth of nearly 25,000 since December 2007 and lower employee-related expenses.
     Operating income for the year 2008 was $215 million compared to $218 million for 2007. Operating income for 2008 declined primarily due to reduced usage and higher expenses, partially offset by rate increases and customer growth.
Interstate Pipelines
     The interstate pipelines segment reported operating income of $66 million for the fourth quarter of 2008 compared to $71 million for the same period of 2007. Higher income from the Carthage to Perryville pipeline and increased transportation services was offset by reduced ancillary services and higher operation and maintenance expenses. Operating income for the fourth quarter of 2007 included favorable settlements of certain state tax issues and a write-off of project development costs.
     Operating income for the year 2008 was $293 million compared to $237 million for 2007. Higher income from the Carthage to Perryville pipeline and increased transportation and ancillary services was partially offset by higher operation and maintenance expenses. Operating income for 2008 included an $18 million gain from the sale of two storage development projects and a $7 million write-down associated with pipeline assets removed from service. Operating income for 2007 included $8 million from the favorable settlement of certain state tax issues.
     In addition to operating income, this business had equity income of $36 million for 2008 and $6 million for 2007, including $33 million for 2008 and $6 million for 2007 of pre-operating allowance for funds used during construction from its 50 percent interest in the Southeast Supply Header, a new pipeline that went into service in September 2008.
Field Services
     The field services segment reported operating income of $26 million for the fourth quarter of 2008 compared to $24 million for the same period of 2007. Operating income increased primarily from higher throughput and increased ancillary services, partially offset by lower commodity prices and higher operation and maintenance expenses.
     In addition to operating income, this business had equity income of $3 million in each of the fourth quarters of 2008 and 2007 from its 50 percent interest in a gas processing plant.
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     Operating income for the year 2008 was $147 million compared to $99 million for 2007. Operating income increased primarily from higher throughput, increased ancillary services and higher commodity prices, partially offset by higher operation and maintenance expenses. Operating income for 2008 also included $17 million associated with the sale of non-strategic assets and the settlement of a contractual dispute, and a gain of $7 million associated with system imbalances.
     Equity income from the jointly-owned gas processing plant was $15 million for 2008 compared to $10 million for 2007.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $26 million for the fourth quarter of 2008 compared to $19 million for the same period of 2007. Operating income increased due to more favorable locational and seasonal price differentials, which were partially offset by higher operating expenses. Operating income for the fourth quarter of 2008 included a $6 million write-down of natural gas inventory to the lower of average cost or market. Operating income for the fourth quarter of 2007 included gains of $2 million resulting from mark-to-market accounting for derivatives used to lock in economic margins of certain forward natural gas sales.
     Operating income for the year 2008 was $62 million compared to $75 million for 2007. Operating income declined due to lower gains on sales of gas from inventory and higher operating expenses, partially offset by more favorable locational and seasonal price differentials. Operating income for 2008 included inventory write-downs of $30 million compared to inventory write-downs of $11 million for 2007. Operating income for 2008 included gains of $13 million resulting from mark-to-market accounting compared to mark-to-market charges of $10 million for 2007.
DIVIDEND DECLARATION
     On January 22, 2009, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.19 per share of common stock payable on March 10, 2009, to shareholders of record as of the close of business on February 16, 2009. This represents more than a four percent increase over the $0.1825 per common share quarterly dividends paid by the company in 2008.
OUTLOOK FOR 2009
     CenterPoint Energy expects diluted earnings per share for 2009 to be in the range of $1.05 to $1.15. This guidance takes into consideration an estimated increase in non-cash pension expense of $0.16 per diluted share. Additionally, the guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of certain financing activities and the impact to earnings of various regulatory proceedings, including
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FOR IMMEDIATE RELEASE	Page 4 of 4

recovery of costs associated with Hurricane Ike. The company cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in our competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal.
FILING OF FORM 10-K FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Wednesday, February 25, 2009, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s Form 10-K for the period ended December 31, 2008, and other filings with the SEC.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008

Revenues:
Electric Transmission & Distribution	$438	$445	$1,837	$1,916
Natural Gas Distribution	1,158	1,250	3,759	4,226
Competitive Natural Gas Sales and Services	864	896	3,579	4,528
Interstate Pipelines	152	182	500	650
Field Services	50	61	175	252
Other Operations	2	3	10	11
Eliminations	(62)	(63)	(237)	(261)

Total	2,602	2,774	9,623	11,322

Expenses:
Natural gas	1,646	1,791	5,995	7,466
Operation and maintenance	409	424	1,440	1,502
Depreciation and amortization	156	168	631	708
Taxes other than income taxes	88	88	372	373

Total	2,299	2,471	8,438	10,049

Operating Income	303	303	1,185	1,273

Other Income (Expense):
Loss on Time Warner investment	(40)	(66)	(114)	(139)
Gain on indexed debt securities	41	62	111	128
Interest and other finance charges	(135)	(122)	(503)	(466)
Interest on transition bonds	(30)	(34)	(123)	(136)
Distribution from AOL Time Warner litigation settlement	—	—	32	—
Additional distribution to ZENS holders	—	—	(27)	—
Equity in earnings of unconsolidated affiliates	6	5	16	51
Other — net	4	4	17	14

Total	(154)	(151)	(591)	(548)

Income Before Income Taxes	149	152	594	725

Income Tax Expense	(41)	(65)	(195)	(278)

Net Income	$108	$87	$399	$447

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008

Basic Earnings Per Common Share	$0.34	$0.25	$1.25	$1.33

Diluted Earnings Per Common Share	$0.32	$0.25	$1.17	$1.30

Dividends Declared per Common Share	$0.17	$0.1825	$0.68	$0.73

Weighted Average Common Shares Outstanding (000):
- Basic	321,695	344,536	320,480	336,387
- Diluted	342,841	346,839	342,507	343,555

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$65	$55	$400	$407
Competition Transition Charge	10	—	42	5

Total Electric Transmission and Distribution Utility	75	55	442	412
Transition Bond Companies	29	33	119	133

Total Electric Transmission & Distribution	104	88	561	545
Natural Gas Distribution	89	96	218	215
Competitive Natural Gas Sales and Services	19	26	75	62
Interstate Pipelines	71	66	237	293
Field Services	24	26	99	147
Other Operations	(4)	1	(5)	11

Total	$303	$303	$1,185	$1,273

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$373	$373	—	$1,560	$1,593	2%
Transition bond companies	65	72	11%	277	323	17%

Total	438	445	2%	1,837	1,916	4%

Expenses:
Operation and maintenance	185	201	(9%)	652	703	(8%)
Depreciation and amortization	61	69	(13%)	243	277	(14%)
Taxes other than income taxes	52	48	8%	223	201	10%
Transition bond companies	36	39	(8%)	158	190	(20%)

Total	334	357	(7%)	1,276	1,371	(7%)

Operating Income	$104	$88	(15%)	$561	$545	(3%)

Operating Income:
Electric transmission and distribution operations	$65	$55	(15%)	$400	$407	2%
Competition transition charge	10	—	—	42	5	(88%)
Transition bond companies	29	33	14%	119	133	12%

Total Segment Operating Income	$104	$88	(15%)	$561	$545	(3%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	4,939,054	4,635,129	(6%)	23,999,085	24,258,254	1%
Total	17,729,923	16,316,691	(8%)	76,290,615	74,839,972	(2%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	140%	88%	(52%)	104%	102%	(2%)
Heating degree days	76%	88%	12%	98%	92%	(6%)

Number of metered customers — end of period:
Residential	1,793,600	1,821,267	2%	1,793,600	1,821,267	2%
Total	2,034,074	2,064,854	2%	2,034,074	2,064,854	2%

	Natural Gas Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$1,158	$1,250	8%	$3,759	$4,226	12%

Expenses:
Natural gas	838	928	(11%)	2,683	3,124	(16%)
Operation and maintenance	158	153	3%	579	589	(2%)
Depreciation and amortization	41	39	5%	155	157	(1%)
Taxes other than income taxes	32	34	(6%)	124	141	(14%)

Total	1,069	1,154	(8%)	3,541	4,011	(13%)

Operating Income	$89	$96	8%	$218	$215	(1%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	53	58	9%	172	175	2%
Commercial and Industrial	65	65	—	232	236	2%

Total Throughput	118	123	4%	404	411	2%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	93%	102%	9%	96%	104%	8%

Number of customers — end of period:
Residential	2,961,110	2,987,222	1%	2,961,110	2,987,222	1%
Commercial and Industrial	249,877	248,476	(1%)	249,877	248,476	(1%)

Total	3,210,987	3,235,698	1%	3,210,987	3,235,698	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$864	$896	4%	$3,579	$4,528	27%

Expenses:
Natural gas	836	856	(2%)	3,467	4,423	(28%)
Operation and maintenance	8	13	(63%)	31	39	(26%)
Depreciation and amortization	1	1	—	5	3	40%
Taxes other than income taxes	—	—	—	1	1	—

Total	845	870	(3%)	3,504	4,466	(27%)

Operating Income	$19	$26	37%	$75	$62	(17%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	130	136	5%	522	528	1%

Number of customers — end of period	7,139	9,771	37%	7,139	9,771	37%

	Interstate Pipelines
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$152	$182	20%	$500	$650	30%

Expenses:
Natural gas	28	58	(107%)	83	155	(87%)
Operation and maintenance	40	40	—	125	133	(6%)
Depreciation and amortization	12	12	—	44	46	(5%)
Taxes other than income taxes	1	6	(500%)	11	23	(109%)

Total	81	116	(43%)	263	357	(36%)

Operating Income	$71	$66	(7%)	$237	$293	24%

Pipelines Operating Data:
Throughput data in BCF
Transportation	336	393	17%	1,216	1,538	26%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$50	$61	22%	$175	$252	44%

Expenses:
Natural gas	5	10	(100%)	(4)	21	(625%)
Operation and maintenance	17	21	(24%)	66	69	(5%)
Depreciation and amortization	3	3	—	11	12	(9%)
Taxes other than income taxes	1	1	—	3	3	—

Total	26	35	(35%)	76	105	(38%)

Operating Income	$24	$26	8%	$99	$147	48%

Field Services Operating Data:
Throughput data in BCF
Gathering	102	110	8%	398	421	6%

	Other Operations
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$2	$3	50%	$10	$11	10%
Expenses	6	2	67%	15	—	—

Operating Income (Loss)	$(4)	$1	125%	$(5)	$11	320%

	Capital Expenditures by Segment
	(Millions of Dollars)
	(Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
Capital Expenditures by Segment
Electric Transmission & Distribution	$97	$80	$401	$336
Hurricane Ike	—	4	—	145

Total Electric Transmission & Distribution	97	84	401	481
Natural Gas Distribution	56	63	191	214
Competitive Natural Gas Sales and Services	2	5	7	8
Interstate Pipelines	55	59	308	189
Field Services	19	45	74	122
Other Operations	8	21	30	39

Total	$237	$277	$1,011	$1,053

	Interest Expense Detail
	(Millions of Dollars)
	(Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
Interest Expense Detail
Amortization of Deferred Financing Cost	$20	$7	$62	$25
Capitalization of Interest Cost	(3)	(2)	(21)	(12)
Transition Bond Interest Expense	30	34	123	136
Other Interest Expense	118	117	462	453

Total Interest Expense	$165	$156	$626	$602

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	December 31,
	2007	2008

ASSETS
Current Assets:
Cash and cash equivalents	$129	$167
Other current assets	2,659	2,868

Total current assets	2,788	3,035

Property, Plant and Equipment, net	9,740	10,296

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	2,993	3,684
Other non-current assets	655	965

Total other assets	5,344	6,345

Total Assets	$17,872	$19,676

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$232	$153
Current portion of transition bond long-term debt	159	208
Current portion of other long-term debt	1,156	125
Other current liabilities	2,244	2,362

Total current liabilities	3,791	2,848

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,266	2,633
Regulatory liabilities	828	821
Other non-current liabilities	813	1,156

Total other liabilities	3,907	4,610

Long-term Debt:
Transition bond	2,101	2,381
Other	6,263	7,800

Total long-term debt	8,364	10,181

Shareholders’ Equity	1,810	2,037

Total Liabilities and Shareholders’ Equity	$17,872	$19,676

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Year Ended December 31,
	2007	2008

Cash Flows from Operating Activities:
Net income	$399	$447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	696	736
Deferred income taxes	—	487
Write-down of natural gas inventory	11	30
Changes in net regulatory assets	81	(366)
Changes in other assets and liabilities	(425)	(450)
Other, net	12	(33)

Net Cash Provided by Operating Activities	774	851

Net Cash Used in Investing Activities	(1,300)	(1,368)

Net Cash Provided by Financing Activities	528	555

Net Increase in Cash and Cash Equivalents	2	38

Cash and Cash Equivalents at Beginning of Period	127	129

Cash and Cash Equivalents at End of Period	$129	$167

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.